Exhibit 21

SCIENTIFIC GAMES CORPORATION SUBSIDIARIES
(All subsidiaries are 100% owned unless otherwise stated)
As of February 5, 2019

1044200B.C. Ltd (British Columbia, Canada)
A.L.I. Online (British Columbia, Canada)
Australasian Gaming Industries Pty Limited (Australia)
B.G.I. Australia Pty Limited (Australia)
B.G.I. Gaming & Systems, S. de R.L. de C.V. (Mexico)
Bally Gaming and Systems (France)
Bally Gaming and Systems Holdings Limited (United Kingdom)
Bally Gaming and Systems S.A. (Uruguay)
Bally Gaming and Systems UK Limited (United Kingdom)
Bally Gaming Canada Ltd. (New Brunswick, Canada)
Bally Gaming d.o.o. (Slovenia)
Bally Gaming de Puerto Rico, Inc. (Puerto Rico)
Bally Gaming GP, LLC (Nevada)
Bally Gaming LP, LLC (Nevada)
Bally Gaming Netherlands I B.V. (Netherlands)
Bally Gaming Netherlands II B.V. (Netherlands)
Bally Gaming Netherlands III B.V. (Netherlands)
Bally Gaming, Inc. (Nevada)
Bally Servicios, S. de R.L. de C.V. (Mexico)
Bally Technologies Bermuda, L.P. (Bermuda)
Bally Technologies Colombia SAS (Colombia)
Bally Technologies Italy S.R.L. Unipersonale (Italy)
Bally Technologies New Zealand Limited (New Zealand)
Bally Technologies Singapore Pte. Ltd (Singapore)
Bally Technologies, Inc. (Nevada)
Barcrest Development B.V. (Netherlands) (50%)
Barcrest Group Limited (United Kingdom)
Beijing Guard Libang Technology Co. Limited (China) (50%)
Betdigital Ltd. (United Kingdom)
C.O.A.S. Company Ltd (Israel)
CryptoLogic Asia Pacific Pte Ltd. (Singapore)
CryptoLogic Callco ULC (Nova Scotia, Canada)
CryptoLogic Exchange Corp. (Ontario, Canada)
CryptoLogic Inc. (Ontario, Canada)
CryptoLogic Ltd. (Guernsey)
CryptoLogic Malta Holdings Ltd. (Malta)
CryptoLogic Malta Ltd. (Malta)
Customized Games Limited (United Kingdom)
Davisville Game Studio Inc. (Ontario, Canada)
DBS Canada Corporation (Ontario, Canada)
DMWSL 699 Limited (United Kingdom)
Don Best Sports Corporation (Nevada)
Dragonplay Ltd (Israel)
E-SYS Tecnologia Em Informatica S.A. (Brazil) (70%)
Electracade Limited (United Kingdom)
Game 360 S.R.L. (Italy)
Gaming Products Pty., Ltd. (Australia)
Global Draw Limited (United Kingdom)
Happy Sun Technologies Ltd. (British Virgin Islands) (50%)
Hillbeck Trading Ltd. (Cyprus)
Importadora Bally Technologies Chile Limitada (Chile)
Inter.Tain.Bets (Cyprus) Limited (Cyprus) (99.99%)
International Terminal Leasing (Bermuda) (50%)
Intertainet Advertising Company (Cyprus) (99.9%)
Jadestone Group AB (Sweden)
Jadestone Networks (Malta) Ltd. (Malta)
Knightway Promotions Limited (United Kingdom)
Lapis Software Associates LLC (New Jersey)
Les Studios Side City Inc. (Quebec, Canada)
MDI Entertainment, LLC (Delaware)
N T Media Limited (United Kingdom)
NextGen Gaming (USA) LLC (Nevada)
NextGen Gaming Pty Ltd. (Australia)
NYX Digital Gaming (Alberta) Inc. (Alberta, Canada)
NYX Digital Gaming (Alderney) Limited (Alderney)
NYX Digital Gaming (Americas) LLC (Nevada)
NYX Digital Gaming (Betdigital Holdings) Ltd. (United Kingdom)
NYX Digital Gaming (Canada) ULC (British Columbia, Canada)
NYX Digital Gaming (Gibraltar II) Ltd. (Gibraltar)
NYX Digital Gaming (Guernsey) Ltd. (Guernsey)
NYX Digital Gaming (International) Limited (Malta)
NYX Digital Gaming (Malta) Limited (Malta)
NYX Digital Gaming (Malta Holding) Limited (Malta)
NYX Digital Gaming (OB Holdings) Limited (United Kingdom)
NYX Digital Gaming (OB SPV) Limited (United Kingdom)
NYX Digital Gaming (Services) Limited (Malta)
NYX Digital Gaming (USA), LLC (Nevada)
NYX Gaming (Krakow) sp. z.o.o (Poland)
NYX Gaming Group LLC (Nevada)
NYX Interactive (Malta) ltd. (Malta)
NYX Interactive AB (Sweden)
OB Acquisition Limited (United Kingdom)
OB Financing Limited (United Kingdom)
OB Midco Limited (United Kingdom)
OB Topco Limited (United Kingdom)
OnGame Network Limited (Gibraltar)
OnGame Services AB (Sweden)
OpenBet Asia Pacific Pty Limited (Australia)
OpenBet Hellas S.A. (Greece)
OpenBet Limited (United Kingdom)
OpenBet New Zealand Limited (New Zealand)
OpenBet North America Corporation (Canada)
OpenBet Retail Limited (United Kingdom)
OpenBet Singapore Pte. Limited (Singapore)
OpenBet Technologies Limited (United Kingdom)
Phantom EFX, LLC (Nevada)
PPC hf (Iceland)
Precise Craft Pty Limited (Australia)
Red7Mobile Limited (United Kingdom)
Scientific Connections India Private Limited (India)
Scientific Connections SDN BHD (Malaysia)
Scientific Games (Bermuda) Limited (Bermuda)
Scientific Games (China) Company Limited (China)
Scientific Games (Gibraltar) Limited (Gibraltar)
Scientific Games Asia Pacific Ltd. (Bermuda)
Scientific Games Asia Services Pte. Ltd. (Singapore)
Scientific Games Australia Pty. Ltd. (Australia)
Scientific Games Brasil Ltda. (Brazil)
Scientific Games Chile Limitada (Chile) (99.99%)
Scientific Games China Holdings Ltd. (Bermuda)
Scientific Games del Peru, S.R.L. (Peru) (99.99%)
Scientific Games Deutschland GmbH (Germany)
Scientific Games Dominican Republic, S.R.L. (Dominican Republic)
Scientific Games Europe SARL (Luxembourg)
Scientific Games France SARL (France)
Scientific Games Germany GmbH (Germany)
Scientific Games Global Gaming SARL (Luxembourg)
Scientific Games Hellas Sole Shareholder Limited Liability Company (Greece)
Scientific Games Holdings (Canada) ULC (Nova Scotia, Canada)
Scientific Games Holdings Limited (Ireland)
Scientific Games Honsel GmbH (Germany)
Scientific Games India Private Limited (India)
Scientific Games International GmbH (Austria)
Scientific Games International Holdings LTD (United Kingdom)
Scientific Games International Limited (United Kingdom)
Scientific Games International, Inc. (Delaware)
Scientific Games Italy Investments SRL (Italy)
Scientific Games Latino America SpA (Chile)
Scientific Games Luxembourg Holdings SARL (Luxembourg)
Scientific Games Mexico, S. de R.L. de C.V. (Mexico)
Scientific Games New Jersey, LLC (Delaware)
Scientific Games Products (Canada) ULC (Nova Scotia, Canada)
Scientific Games Products (Australia) Pty Ltd (Australia)
Scientific Games Products, Inc. (Delaware)
Scientific Games Puerto Rico, LLC (Puerto Rico)
Scientific Games Services Italy S.R.L. (Italy)
Scientific Games Sweden AB (Sweden)
Scientific Games Szerencsejáték Szolgáltatások Korlátolt Felelõsségû Társaság (Hungary) - short name Scientific Games K.ft.
Scientific Games Taiwan Limited (Taiwan)
Scientific Games Turkey Sans Oyunlari Anonim Sirketi (Turkey)
Scientific Games Ukraine LLC (Ukraine)
Scientific Games Worldwide Limited (Ireland)
SciPlay Holding Company, LLC (Nevada)
SG Digital (Gibraltar) Limited (Gibraltar)
SG Digital UK Holdings Limited (United Kingdom)
SG Gaming Africa (PTY) Ltd. (Republic of South Africa)
SG Gaming ANZ Pty Limited (Australia)
SG Gaming Argentina, S.A. (Argentina)
SG Gaming Asia Limited (Macau)
SG Gaming Australia Holdings I Pty Ltd (Australia)
SG Gaming Australia Holdings II Pty Ltd (Australia)
SG Gaming Australia Property Pty Limited (Australia)
SG Gaming Limited (United Kingdom)
SG Gaming New Zealand Pty Limited (New Zealand)
SG Gaming North America, Inc. (Nevada)
SG Gaming Puerto Rico, LLC (Puerto Rico)
SG Gaming Qingdao Company Limited (China)
SG Gaming Singapore Pte. Ltd. (Singapore)
SG Gaming UK Limited (United Kingdom)
SG Social Games Corporation (Nevada)
SG Social Holding Company I, LLC (Nevada)
SG Social Holding Company II, LLC (Nevada)
SG Social Parent Company, LLC (Nevada)
Shenzhen Leli (China) (50%)
SHFL entertainment (Australasia) Holdings Pty Limited (Australia)
SHFL entertainment (Mexico), S. de R.L. de C.V. (Mexico)
SHFL International, LLC (Nevada)
Shuffle Master Australasia Group Pty Ltd (Australia)
Shuffle Master Australia Pty Ltd. (Australia)
Shuffle Master GmbH & Co KG (Austria)
Shuffle Master GmbH (Austria)
Shuffle Master Holding GmbH (Austria)
Shuffle Master International, Inc. (Nevada)
Shuffle Master Management - Service GmbH (Austria)
SpiceRack Media, LLC (Nevada)
Stargames Assets Pty Limited (Australia)
Stargames Australia Pty Limited (Australia)
Stargames Group Management Pty Limited (Australia)
Stargames Holdings Pty Limited (Australia)
Stargames Investments Pty Limited (Australia)
Stargames Pty Ltd (Australia)
Success Trader SZ (China) (50%)
Success Trader Technologies Limited (Hong Kong) (50%)
VIP Gaming Solutions Pty Limited (Australia)
Wagerlogic (Ireland) Ltd. (Ireland)
WagerLogic (UK) Ltd. (United Kingdom)
WagerLogic Casino Software Ltd. (Malta)
WagerLogic Ltd. (Cyprus)
Williams Electronics Games, Inc. (Delaware)
WMS Gaming Africa (Pty) Ltd. (Republic of South Africa)
WMS Gaming Australia PTY Limited (Australia)
WMS Gaming International, S.L. (Spain)
WMS Gaming Peru S.R.L. (Peru)
WMS Gaming Services Europe, S.L. (Spain)
WMS Gaming Mexico, S. de R.L. de C.V. (Mexico)